                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF

                            WESTBRAE NATURAL, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Shares"), of Westbrae Natural, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase dated September 12, 1997 (the "Offer to Purchase")), or the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer Is:

                  CONTINENTAL STOCK TRANSFER & TRUST COMPANY

         By Mail:         By Facsimile Transmission:  By Hand or By Overnight
                                                              Courier:



    Continental Stock           (212) 509-5150
        Transfer &                                       Continental Stock
      Trust Company                                   Transfer & Trust Company
 2 Broadway (19th Floor)                               2 Broadway (19th Floor)
 New York, New York 10004                             New York, New York 10004
   Attn: Reorganization                                 Attn: Reorganization
        Department                                           Department

                   To Confirm Facsimile Transmission, call:

                           (212) 509-4000, Ext. 535

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY OR ONE SUBSTANTIALLY EQUIVALENT HERETO, PROPERLY COMPLETED AND DULY EXECUTED, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

  The undersigned hereby tenders to Hain Acquisition Corp., a Delaware corporation (the "Purchaser"), and a wholly owned subsidiary of The Hain Food Group, Inc., a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 12, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:                        Name(s) of Record Holder(s): _________
Shares _______________________________   ______________________________________
Certificate No(s). (if available): ___   ______________________________________
______________________________________   Address(es): _________________________
______________________________________   ______________________________________

                                         ______________________________________
[_Check]here if Share(s) will be         Area Code and Telephone Number(s): ___
  tendered by book-entry transfer        ______________________________________
  made to an account maintained by
  the Depositary with The Depository     Signature(s): ________________________
  Trust Company and complete the         ______________________________________
  following:                             ______________________________________



Account Number: ______________________
                     THE GUARANTEE BELOW MUST BE COMPLETED

Date: ________________________________
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), and any other required documents or an Agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within four NASDAQ trading days after the date hereof.

______________________________________   ______________________________________
             Name of Firm                        (Authorized Signature)


______________________________________   Title: _______________________________
               Address



______________________________________   Name: ________________________________


Area Code and Tele. Number: __________   ______________________________________
                                                 (Please type or print)

                                         Date: ________________________________


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.